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                                                                   EXHIBIT 3.1

                 As in effect on the date of HPSC's 1994 Annual
                             Meeting of Stockholders


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                                   HPSC, INC.

                                    ARTICLE I

                                  Stockholders

          SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders of the corporation, for the election of the Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held on the third Tuesday of March in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at the hour stated in the notice of the meeting. If the annual meeting of the stockholders is not held on such date, the Directors shall cause the meeting to be held as soon thereafter as convenient.

          SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the President or by order of the Board of Directors, and shall be called by the Secretary (or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer) upon written application by one or more stockholders who together hold at least 50 percent in interest of the Capital stock entitled to vote at the meeting.

          SECTION 3. PLACE AND HOUR OF MEETINGS. All meetings of stockholders shall be held at the principal office of the corporation at 10:00 a.m. local time unless a different place or hour is fixed by the person or persons calling the meeting and stated in the notice of the meeting.

          SECTION 4. NOTICES OF MEETINGS AND ADJOURNED MEETINGS. A written notice of each annual or special meeting of the stockholders stating the place, date, and hour thereof, shall be given by the Secretary (or the person or persons calling the meeting), not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote thereat, by leaving such notice with him or at his residence or usual place of business, or by depositing it postage prepaid in the United States mail, directed to each stockholder at his address as it appears on the records of the corporation. The notice of a special meeting of the stockholders shall state the purpose or

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purposes for which the meeting is called. An affidavit of the Secretary,
Assistant Secretary, or transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. No notice need be given to any person with whom communication is unlawful or to any person who has waived such notice (a) in writing (which writing need not specify the business to be transacted at, or the purpose of, the meeting) signed by such person before or after the time of the meeting or
(b) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken except that, if the adjournment is for more than thirty days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner provided in this Section 4.

          SECTION 5. QUORUM. At any meeting of the stockholders, a quorum for the transaction of business shall consist of one or more individuals appearing in person or represented by proxy and owning or representing a majority of the shares of the corporation then outstanding and entitled to vote, provided that less than such quorum shall have power to adjourn the meeting from time to time.

          SECTION 6. VOTING. Unless otherwise provided in the Certificate of Incorporation and subject to the provisions of Section 10 of this Article I, each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote the pledged shares, in which case only the pledgee or his proxy shall be entitled to vote. If shares stand of record in the names of two or more persons or if two or more persons have the same fiduciary relationship respecting the shares then, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided to the contrary: (a) if only one votes, his act binds all; (b) if more than one vote, the act of the majority so voting binds all; and (c) if more than one vote and the vote is evenly split, the effect shall be as provided by law.

          SECTION 7. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize

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another person or any group of not more than three persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          SECTION 8. ACTION AT MEETING. When a quorum is present at any meeting, action of the stockholders on any matter properly brought before such meeting shall require, and may be effected by, the affirmative vote of the holders of a majority in interest of the stock present or represented and entitled to vote and voting on such matter, except where a different vote is required by law, the Certificate of Incorporation or these By-laws. If the Certificate of Incorporation so provides, no ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

          SECTION 9. STOCKHOLDER LISTS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

          SECTION 10.  RECORD DATE.

          (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date which shall not precede the date such record date is fixed and shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any such other action. If no record is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of

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stockholders shall be at the close of business on the day next preceding the day on which notice is given. The record date for any other purpose other than stockholder action by written consent shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record or other person seeking to take corporate action by written consent or to have the stockholders authorize action to be taken by written consent, shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date upon which such a request is received, adopt a resolution fixing a record date. If a request for the fixing of a record date is not made and received by the Secretary prior to the delivery of a written consent to the Corporation in accordance with 8 Del. C. Section 228(c), the Board of Directors shall promptly, but in all events within ten days after the date on which such a consent is delivered to the Corporation in accordance with 8 Del. C. Section 228(c), adopt a resolution fixing a record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received or within 10 days of the date on which such consent is delivered, whichever is earlier, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which such a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with 8 Del. C. Section 228(c). If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

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          SECTION 11.  ACTION BY WRITTEN CONSENT.

          (a) Any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice to the stockholders and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

          (b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in accordance with Subsection (a) of this Section. Consents may be revoked by written notice (i) to the Corporation,
(ii) to the stockholder or stockholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Corporation (the "Soliciting Stockholders"), or (iii) to a proxy solicitor or other agent designated by the Corporation or the Soliciting Stockholders.

          (c) Within three business days after receipt of a request for the fixing of a record date, as required by Subsection (b) of Section 10 of
Article 1, or after delivery of a consent in accordance with Subsection (a) of this Section, whichever is earlier, the Board of Directors or the Secretary of the Corporation may engage inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. Any cost of retaining inspectors of election shall be borne by the Corporation. Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the Soliciting Stockholders or their proxy solicitors or other designated agents. As soon as consents and revocations are received, the inspector shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. Within three business days after the earlier of: (i) 60 days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Subsection (a) of this Section or (ii) notification by the

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Corporation or the Soliciting Stockholders (whichever is soliciting consents)
stating that the Corporation or Soliciting Stockholders, as the case may be, have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been delivered in accordance with Subsection (a) of this Section, the inspectors shall issue a preliminary report to the Corporation and the Soliciting Stockholders stating: (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents; (iv) the number of invalid consents; (v) the number of invalid revocations; and (vi) whether, based on the preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

          The Corporation and the Soliciting Stockholders shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspector's issuance of the preliminary report, the preliminary report shall become final. If the Corporation or the Soliciting Stockholders issue written notice of an intention to challenge the inspector's preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors within 48 hours of the receipt of such written notice. A transcript of the challenge session shall be recorded by a certified court reporter. Within 24 hours following the completion of the challenge session, the inspectors shall issue their final report to the Soliciting Stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of stockholders are recorded.

          SECTION 12. NOTIFICATION OF NOMINATIONS. Subject to the provisions of Section 5 of Article II of these by-laws which permit a vacancy in the board of directors to be filled by directors, only a stockholder of record entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting of stockholders and only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation and has been received by the Secretary in advance of the meeting of stockholders. In no event may such notice of intention to nominate be made from the floor of the meeting of stockholders.

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     Each such notice shall set forth:

     (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

     (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person and persons specified in the notice;

     (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

     (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors.

     To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to serve as a director of the Corporation if elected.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.

     SECTION 13.  ADVANCE NOTICE OF STOCKHOLDER BUSINESS.

     At any special meeting of stockholders only such business shall be conducted as shall have been set forth in the notice of special meeting. At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise (a) properly requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally and (b) constitute a proper subject to be brought before such meeting.


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     For business (other than the election of directors, which is addressed by
Section 12 of this Article I) to be properly brought before an annual meeting by a stockholder, the stockholder must give notice in writing which is either personally delivered to or mailed and received by the Secretary of the Corporation in advance of such meeting. In no event may such notice be given from the floor of the meeting of stockholders. A stockholder's notice to the Secretary shall set forth as to each matter (other than the election of directors, which is addressed by Section 12 of this Article I) the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder intending to propose such business, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, (d) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business, and (e) any material interests of the stockholder in such business.

     Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in Section 12 and this Section 13. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that (i) the business proposed to be brought before the meeting was not a proper subject therefor and/or (ii) such business was not properly brought before the meeting in accordance with the provisions of this Section 13, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting or not a proper subject therefor shall not be transacted.


                                   ARTICLE II

                                    Directors

          SECTION 1. POWERS. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

          SECTION 2. NUMBER OF DIRECTORS. The Board of Directors shall consist of not less than 3 nor more than 15 persons. The number of Directors shall be fixed by the stockholders at the annual meeting and may be increased or decreased by the stockholders or the Board of Directors at any time.

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          SECTION 3.  ELECTION AND TENURE.  Each Director shall be elected by plurality vote of the stockholders at the annual meeting or as provided in
Section 5 of this Article II. Each Director shall serve until the date fixed in these By-laws for the next annual meeting of stockholders after his election and thereafter until his successor is elected and qualified, or until his earlier resignation or removal.

          SECTION 4.  QUALIFICATION.  No Director must be a stockholder.

          SECTION 5. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by the stockholders at any meeting or by written consent, by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. When one or more Directors shall resign from the board, effective at a future date, a majority of Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies by vote to take effect when such resignation or resignations shall become effective.

          SECTION 6. REMOVAL. Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of the shares then entitled to vote at an election of the Directors.

          SECTION 7. RESIGNATION. Any Director of the corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board, if any, to the President, or to the Secretary, and any member of a committee may resign therefrom at any time by giving notice as aforesaid or to the Chairman or Secretary of such committee. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 8. ANNUAL MEETING. Immediately after each annual meeting of stockholders and at the place thereof, if a quorum of the Directors is present, there shall be a meeting of the Directors without notice.

          SECTION 9. REGULAR MEETINGS. Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board, and no notice need be given of regular meetings held at times and places so fixed, PROVIDED, HOWEVER, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders and that, if at any meeting of Directors at which a resolution is adopted fixing the times or place or

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places for any regular meetings any Director is absent, no meeting shall be held pursuant to such resolution without notice to or waiver by such absent Director pursuant to Section 11 of this Article II.

          SECTION 10. SPECIAL MEETINGS. Special meetings of the Directors may be called by the Chairman of the Board (if any), the President, or by any two Directors, and shall be held at the place and on the date and hour designated in the call thereof.

          SECTION 11. NOTICES. Notices of any special meeting of the Directors shall be given by the Secretary or an Assistant Secretary to each Director, by mailing to him, postage prepaid, and addressed to him at his address as registered on the books of the corporation, or if not so registered at his last known home or business address, a written notice of such meeting at least four days before the meeting or by delivering such notice to him at least 48 hours before the meeting or by sending to him at least 48 hours before the meeting, by prepaid telegram addressed to him at such address, notice of such meeting. In the absence of all such officers, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director who has waived notice (a) in writing executed by him before or after the meeting and filed with the records of the meeting, or (b) by attending the meeting except for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Directors need not specify the business to be transacted at or the purpose of the meeting.

          SECTION 12. QUORUM. At any meeting of the Directors a majority of the total number of Directors shall constitute a quorum for the transaction of business; provided always that any number of Directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may adjourn such meeting, provided that all absent Directors receive or waive notice pursuant to Section 11 of Article II of any such adjournment that exceeds four business days.

          SECTION 13. ACTION AT MEETING. At any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by vote of a majority of those present and voting, unless a different vote is required by law, the Certificate of Incorporation, or these By-laws.

          SECTION 14. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may

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be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          SECTION 15. TELEPHONE MEETINGS. Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 15 shall constitute presence in person at such meeting.

          SECTION 16. PLACE OF MEETINGS. The Board of Directors may hold its meetings, and have an office or offices, within or without the State of Delaware.

          SECTION 17. COMPENSATION. The Board of Directors shall have the authority to fix the compensation of Directors.

          SECTION 18. COMMITTEES. (a) The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property or assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-laws of the corporation. Such a committee may, to the extent expressly provided in the resolution of the Board of Directors, have the power or authority to declare a dividend or to authorize the issuance of stock.

          (b) At any meeting of any committee, a majority of the whole committee shall constitute a quorum and, except as otherwise provided by statute, by the Certificate of Incorporation, or by these By-laws, the affirmative vote of at least a majority of the members present at a meeting at which there is a quorum shall be the act of the committee.

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          (c)  Each committee, except as otherwise provided by resolution of the
Board of Directors, shall fix the time and place of its meetings within or without the State of Delaware, shall adopt its own rules and procedures, and shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

                                   ARTICLE III

                                    Officers

          SECTION 1. OFFICERS AND THEIR ELECTION. The officers of the corporation shall be a President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time determine and elect or appoint. The Board of Directors may appoint one of its members to the office of Chairman of the Board and another of its members to the office of Vice-Chairman of the Board and from time to time define the powers and duties of these offices notwithstanding any other provisions of these By-laws. The President, the Secretary and the Treasurer shall be elected by the Board of directors at its annual meeting or at the first meeting of the Board after the date fixed by these By-laws therefor and may, but need not, be members of the Board of Directors. Two or more offices may be held by the same person.

          SECTION 2. TERM OF OFFICE. The President, the Treasurer and the Secretary shall, unless sooner removed under the provisions of these By-laws, hold office until the next annual election of officers and thereafter until their respective successors are elected and qualified or until their earlier resignation or removal. All other officers shall hold office for such term as shall be determined from time to time by the Board of Directors.

          SECTION 3. VACANCIES. Any vacancy at any time existing in any office may be filled by the Directors.

          SECTION 4. PRESIDENT. The President shall be the chief executive officer of the corporation except as the Board of Directors may otherwise provide. It shall be his duty and he shall have the power to see that all orders and resolutions of the Board of Directors are carried into effect. He shall from time to time report to the Board of Directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice. The President, when present, shall preside at all meetings of the stockholders and of the Board of Directors, unless otherwise provided by the Board of Directors. The President shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

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          SECTION 5.  CHAIRMAN OF THE BOARD.  The Chairman of the Board shall have the powers and duties expressly designated in these By-laws and shall perform such duties and have such powers additional thereto as the Board of Directors shall designate.

          SECTION 6. VICE PRESIDENTS. In the absence or disability of the President, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the Board of Directors. Each Vice President shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

          SECTION 7. TREASURER. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as shall be designated by the Board of Directors or in the absence of such designation in such depositories as he shall from time to time deem proper. He shall disburse the funds of the corporation as shall be ordered by the Board of Directors, taking proper vouchers for such disbursements. He shall promptly render to the President and to the Board of Directors such statements of his transactions and accounts as the President and Board of Directors respectively may from time to time require. The Treasurer shall Perform such duties and have such powers additional to the foregoing as the Board of Directors may designate.

          SECTION 8. ASSISTANT TREASURERS. In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or if more than one, by the one designated for the purpose by the Board of Directors. Each Assistant Treasurer shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

          SECTION 9. SECRETARY. The Secretary shall issue notices of all meetings of stockholders, of the Board of Directors and of committees thereof where notices of such meetings are required by law or these By-laws. He shall record the proceedings of the meetings of the stockholders and of the Board of Directors and shall be responsible for the custody thereof in a book to be kept for that purpose. He shall also record the Proceedings of the committees of the Board of Directors unless such committees appoint their own respective secretaries. Unless the Board of Directors shall appoint a transfer agent and/or registrar, the Secretary shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers. He shall sign such instruments as require his

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signature. The Secretary shall have custody of the corporate seal and shall affix and attest such seal on all documents whose execution under seal is duly authorized. In his absence at any meeting, an Assistant Secretary or the Secretary pro tempore shall Perform his duties thereat. He shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

          SECTION 10. ASSISTANT SECRETARIES. In the absence or disability of the Secretary, his powers and duties shall be performed by the Assistant Secretary, if only one, or, if more than one, by the one designated for the purpose by the Board of Directors. Each Assistant Secretary shall perform such duties and have such powers additional to the foregoing as the Board of Directors shall designate.

          SECTION 11. SALARIES. The salaries and other compensation of officers, agents and employees shall be fixed from time to time by or under authority from the Board of Directors. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a Director of the corporation.

          SECTION 12. REMOVAL. The Board of Directors may remove any officer, either with or without cause, at any time.

          SECTION 13. BOND. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

          SECTION 14. RESIGNATIONS. Any officer, agent or employee of the corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board, if any, to the President or to the Secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE IV

                                  Capital Stock

          SECTION 1. STOCK CERTIFICATES. Each stockholder shall be entitled to have a certificate signed by, or in the name of the corporation by the Chairman or Vice-Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a

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certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          SECTION 2. CLASSES OF STOCK. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the face or back of each certificate issued by the Corporation to represent such class or series shall either (a) set forth in full or summarize the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions thereof, or (b) contain a statement that the corporation will furnish a statement of the same without charge to each stockholder who so requests.

          SECTION 3. TRANSFER OF STOCK. Shares of stock shall be transferable on the books of the corporation pursuant to applicable law and such rules and regulations as the Board of Directors shall from time to time prescribe. The Board of Directors may at any time or from time to time appoint a transfer agent or agents or a registrar or registrars for the transfer or registration of shares of stock.

          SECTION 4. HOLDERS OF RECORD. Prior to due presentment for registration of transfer the corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

          SECTION 5. LOST, STOLEN, OR DESTROYED STOCK CERTIFICATES. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft, or destruction, of such certificates or the issuance of such new certificate.

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                                    ARTICLE V

                            Miscellaneous Provisions

          SECTION 1. INTERESTED DIRECTORS AND OFFICERS. (a) No contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

               (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

               (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

               (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

          (b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

          SECTION 2. INDEMNIFICATION. To the maximum extent permitted by the Delaware General Corporation Law, as the same may be in effect from time to time, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director or officer of the corporation, or is or was a Director or officer of the corporation serving at the request of the corporation as a Director or officer of another entity, against expenses

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(including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit, or proceeding. Nothing herein shall be deemed to limit the power of the corporation to similarly indemnify employees or agents of the corporation or persons who are serving at the request of the corporation as a Director or officer of another entity but who are not Directors or officers of the corporation.

          SECTION 3. STOCK IN OTHER CORPORATIONS. Subject to any limitations that may be imposed by the Board of Directors, the President or any person or persons authorized by the Board of Directors may, in the name and on behalf of the corporation, (a) call meetings of the holders of stock or other securities of any corporation or other organization, stock or other securities of which are held by this corporation, (b) act, or appoint any other person or persons (with or without powers of substitution) to act in the name and on behalf of the corporation, or (c) express consent or dissent, as a holder of such securities, to corporate or other action by such other corporation or organization.

          SECTION 4. CHECKS, NOTES, DRAFTS AND OTHER INSTRUMENTS. Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or persons authorized by the Board of Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by the Board of Directors to do so.

          SECTION 5. CORPORATE SEAL. The seal of the Corporation shall be circular in form, bearing the name of the corporation, the word "Delaware", and the year of incorporation, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

          SECTION 6. FISCAL YEAR. The fiscal year of the corporation shall be the year ending with the last Saturday of December.

          SECTION 7. BOOKS AND RECORDS. The books, accounts and records of the corporation, except as may be otherwise required by the laws of the State of Delaware, may be kept outside of the State of Delaware, at such place or places as the Board of Directors may from time to time appoint. Except as may otherwise be provided by law, the Board of Directors shall determine whether and to what extent the books, accounts, records and documents of the corporation, or any of them, shall be open to the inspection of the stockholders.

          SECTION 8. SEPARABILITY. If any term or provision of the By-laws, or the application thereof to any person or circumstances or period of time, shall to any extent be invalid or unenforceable, the remainder of the By-laws shall be valid and enforced to the fullest extent permitted by law.

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          SECTION 9.  AMENDMENTS.  The By-laws may be amended or repealed by the stockholders or, if such power is conferred by the Certificate of Incorporation, by the Board of Directors, except that any By-law added or amended by the stockholders may be altered or repealed only by the stockholders if such By-law expressly so provides.

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